Exhibit 4.9

                  AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

      This Amendment Number Five to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of May 10, 2002 by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

            A. Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENTS.

            (a) The definition of "New Term Loan" in Section 1.1 of the Agreement is amended to read as follows:

            "New Term Loan" means that certain term loan in the principal amount of up to $2,250,000 which is evidenced by that certain Amended and Restated Secured Promissory Note, dated May 10, 2002 (the "New Term Note"), a copy of which is attached hereto as Exhibit A.

            (b) Section 2.3(a) of the Agreement is amended to read as follows:

                  2.3 Term Loans.

                  (a) Foothill has agreed to make the New Term Loan to Borrower to be evidenced by and repayable in accordance with the terms and conditions of the New Term Note, executed by Borrower in favor of Foothill. All amounts evidenced by the New Term Note shall constitute Obligations. Borrower may draw monies under the New Term Loan weekly, subject to receipt and approval of Borrower's weekly disbursements budget; provided, however, that all draw monies in excess to $1,500,000 shall be made solely in the absolute discretion of Foothill. Such budgets shall be submitted to Foothill on Friday before Noon for funding on the following Monday.

      3. EXHIBIT. Exhibit "A" hereto is hereby added to the Agreement.

      4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that (a) all of Borrower's representations and warranties set forth in the Agreement

(except for those set forth in Sections 5.10 and 5.11) are true, complete and accurate in all respects as of the date hereof.

      5. CONDITIONS PRECEDENT AND SUBSEQUENT.

            (a) The effectiveness of this Amendment is expressly conditioned upon the receipt by Foothill of:

                  (i)   an executed copy of this Amendment, and

                  (ii)  the New Term Note.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation

                                       By:    /s/ [ILLEGIBLE]
                                              ----------------------------------
                                       Title: Senior Vice President

                                       PORTA SYSTEMS CORP.,
                                       a Delaware corporation

                                       By:    /s/ [ILLEGIBLE]
                                              ----------------------------------
                                       Title:

                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$2,250,000                                               Los Angeles, California
                                                                    May 10, 2002

      FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION ("Foothill"), or order, at 2450 Colorado Avenue, Suite 3000W, Santa Monica, California 90404, or at such other address as the holder may specify in writing, the principal sum of $2,250,000 or such lesser sum as is advanced by Holder to Maker as the New Term Loan under that certain Amended and Restated Loan And Security Agreement between the Maker and Foothill, dated as of November 28, 1994 (as amended, the "Agreement") plus interest in the manner and upon the terms and conditions set forth below.

      1. Rate of Interest.

            This Amended and Restated Secured Promissory Note ("Note") shall bear interest at such times and at such rates as set forth in the Agreement.

      2. Schedule of Payments.

            Principal and interest under this Note shall be due and payable on December 31, 2002, or sooner as provided in the Agreement.

      3. Prepayment.

            This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever.

            Maker is required to prepay this Note under certain circumstances set forth in the Agreement.

      4. Holder's Right of Acceleration.

            Upon the occurrence of an Event of Default under the Agreement including, but not limited to, the failure to pay any installment of principal or interest hereunder when due, the Holder may, at its election and without notice to the Maker, declare the entire balance hereof immediately due and payable.

      5. Additional Rights of Holder.

            If any installment of principal or interest hereunder is not paid when due, the Holder shall have the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note in addition to the rights set forth herein, in the Agreement, and under law.


                                    Exhibit A
                                        1

      6. General Provisions.

            (a) If this Note is not paid when due, the Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the Holder, whether or not suit is filed hereon.

            (b) The Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

            (c) The Maker hereby consents to the acceptance, release, or substitution of security for this Note.

            (d) Presentment for payment, notice of dishonor, protest, and notice of protest are hereby expressly waived.

            (e) Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the Maker is neither valid nor effective unless made in writing and signed by the Holder.

            (f) No delay or omission on the part of the Holder in exercising any right shall operate as a waiver thereof or of any other right.

            (g) A waiver by the Holder upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

            (h) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

            (i) This Note cannot be changed, modified, amended, or terminated orally.

      7. Security for the Note.

            This Note is secured by the Agreement, and by various other security documents. This Note is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

      8. Amendment and Restatement.

            This Note amends, restates and replaces that certain Secured Promissory Note in the principal amount of $1,500,000, dated March 1, 2002, which note shall be returned, marked "paid by renewal" to the Maker.

      9. Choice of Law and Venue.

            THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE MAKER AND THE HOLDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED


                                    Exhibit A
                                        2

IN ACCORDANCE WITH THE INTERNAL LAWS OF TEE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS
LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF THE HOLDER, IN THE STATE OF NEW YORK OR IN ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

      10. Waiver of Jury Trial.

            THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE MAKER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

                                         PORTA SYSTEMS CORP.,
                                         a Delaware corporation

                                         By:  [ILLEGIBLE]
                                              ----------------------------------


                                    Exhibit A
                                        3